EXHIBIT 10

                             AMERICAN ANNUITY GROUP, INC.
                             DIRECTORS COMPENSATION PLAN


                                       PREAMBLE

          This Directors Compensation Plan ("Plan") has been adopted by the Board of Directors of American Annuity Group, Inc. (the
          "Company") in order to align further the interests of the Company's non-employee directors with the interests of stockholders by providing that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of common stock of the Company.

               Directors who are not officers or employees of the Company are paid an annual retainer ("Board Retainer"), an additional annual Board Committee Chairmanship retainer ("Committee Retainer") and an attendance fee for each Board or Committee meeting attended ("Meeting Fees"), in amounts which shall be set by the Board of Directors. The initial amounts established by the Board of Directors for the retainers and fees are set forth on the attached Schedule 1. These amounts may be changed by the Board of Directors from time to time without shareholder approval.

          1.   PAYMENT OF COMPENSATION TO NON-EMPLOYEE DIRECTORS.

               The Board Retainer and Committee Retainer shall be paid by the Company quarterly, in arrears, as soon as practicable following the end of each quarter. The quarterly portion of the Board Retainer and Committee Retainer (if applicable) shall be paid 50% in cash and 50%, or in such percentage as an eligible director may elect pursuant to Section 2 below, in the form of shares of the Company's common stock, par value $1.00 per share ("Common Stock").

               The number of shares of Common Stock to be issued pursuant to this Plan shall be determined by dividing the amount of the retainers payable in Common Stock by the average of the per share Fair Market Value of the Common Stock (as defined in Section 3 below) for the ten trading days immediately prior to the end of each quarter; the resulting number shall then be rounded up to the nearest share.

               The Meeting Fees accrued during any quarter, if any, shall be paid by the Company at the end of such quarter in cash, along with the cash portion of the applicable quarterly retainers.

          2. ELECTION BY NON-EMPLOYEE DIRECTORS TO RECEIVE CASH PORTION OF THEIR COMPENSATION IN ADDITIONAL COMPANY COMMON STOCK.

               Each non-employee director may elect to receive all or a portion (in 20% increments) of the quarterly cash portion of their applicable retainers for Board services in shares of Common Stock. Such election shall be irrevocable for each quarter and shall be made at least six months in advance of the date the non-employee director is to receive the quarterly payment.

          3.   FAIR MARKET VALUE OF COMPANY COMMON STOCK.

               "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which the Common Stock is trading on the last trading day prior to a specified date or, if no last sales price is reported, the average of the closing bid and asked prices for a share of Common Stock on a specified date. If no sale has been made on any date, then prices on the last preceding day on which any such sale shall have been made will be used in determining Fair Market Value under either method prescribed in the previous sentence.

          4.   RESTRICTIVE LEGEND; HOLDING PERIOD FOR SHARES OF COMMON
          STOCK.

               In order to comply with certain provisions of the Federal securities laws, all certificates representing shares of Common Stock issued pursuant to this Plan shall bear the following restrictive legend which will prevent the recipient from disposing of such shares for six months from the date of issuance:

               THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED UNTIL THE EXPIRATION OF THE SIX MONTH PERIOD BEGINNING ON THE DATE OF ORIGINAL ISSUANCE OF THIS CERTIFICATE BY AMERICAN ANNUITY GROUP, INC. (THE "COMPANY") AS PROVIDED BY SECTION 4 OF THE COMPANY'S DIRECTORS' COMPENSATION PLAN EFFECTIVE AS OF MAY 23, 1996. A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

               When the legend requirement imposed by this Section shall terminate, the holder of shares of Common Stock for which such legend requirements have terminated may request that the Company (at its expense) promptly issue replacement certificates representing such shares without such legend.

          5.   NO RIGHT TO CONTINUANCE AS A DIRECTOR.

               Neither the action of the company in establishing this Plan, nor the issuance of Common Stock shall be deemed to create any obligation on the part of the Board to nominate any non-employee director for re-election by the Company's stockholders or to be evidence of any agreement or understanding, express or implied, that the non-employee director has a right to continue as a director for any period of time or at any particular rate of compensation.

          6.   SHARES SUBJECT TO THE PLAN.

               One Hundred Thousand shares of Common are authorized for issuance under this Plan in accordance with the provisions hereof. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder through the acquisition of outstanding shares.

          7.   EFFECTIVE DATE AND EXPIRATION OF PLAN.

               This Plan shall be effective as of the date of adoption by the Board of Directors ("Effective Date"). The Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the next Annual Meeting of Stockholders held after the Effective Date. Any issuance of shares pursuant to this Plan is conditioned upon stockholder approval at such meeting. Any shares issued pursuant to this Plan prior to stockholder approval may not be sold or transferred prior to receipt of such approval. If the Plan is not approved at such meeting, the Plan shall terminate immediately as of such date and any shares issued shall be cancelled as of that date and the directors as to whom such shares were issued shall be paid in cash, without interest, the amount of Board Retainer and Committee Retainer which was originally paid in Common Stock. Unless earlier terminated by the Board pursuant to Section 9, this Plan shall terminate on the tenth anniversary of the Effective Date. No shares of Common Stock shall be issued pursuant to this Plan after its termination date.

          8.   PAYMENT IN EVENT OF DEATH.

               If a non-employee director dies (before or after his or her retirement), any portion of his or her compensation pursuant to this Plan (whether or not deferred) then unpaid shall be paid to the beneficiaries named in the most recent beneficiary designation filed with the Secretary of the Company. In the absence of such a designation, such compensation shall be paid to, or as directed by, his or her personal representative.

          9.   AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN.

               The amount, pricing and timing of Company Common Stock issuances pursuant to this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

               The Board may suspend or terminate this Plan or any portion of it at any time, and may amend it, subject only to the preceding paragraph, from time to time in such respects as the Board may deem advisable in order that any awards hereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan, or extend the termination date of the Plan.



                                      SCHEDULE 1



               Annual Board Retainer                             $25,000

               Annual Board Committee Chairmanship Retainer      $ 5,000

               Attendance Fee per Board Meeting                  $ 1,500

               Attendance Fee per Committee Meeting              $   750